Nordson Corporation Reports First Quarter Fiscal 2024 Results and Narrows Annual Guidance

First Quarter:
•Sales were $633 million, a 4% increase from the prior year
•Net income was $110 million
•Earnings per diluted share were $1.90
•Adjusted earnings per diluted share were $2.21
•EBITDA was $197 million, 31% of sales

Guidance:
•Narrowing previously issued full-year fiscal 2024 revenue guidance to 4% to 7% growth over record fiscal 2023 and adjusted earnings per diluted share to the range of $10.00 to $10.50 per share
WESTLAKE, Ohio--(BUSINESS WIRE)--February 21, 2024--Nordson Corporation (Nasdaq: NDSN) today reported results for the fiscal first quarter ended January 31, 2024. Sales were $633 million, a 4% increase compared to the prior year’s first quarter sales of $610 million. The increase in first quarter 2024 sales included a favorable acquisition impact of 5%, partially offset by an organic sales decrease of 2%. The organic sales decrease was driven by ongoing pressure in electronics product lines, partially offset by growth in medical interventional, industrial and polymer processing product lines.
Net income was $110 million, or $1.90 of earnings per diluted share, compared to prior year’s first quarter net income of $104 million, or $1.81 of earnings per diluted share. Adjusted net income was $128 million, a $4 million increase from the prior year adjusted net income of $123 million. First quarter 2024 adjusted earnings per diluted share were $2.21, a 3% increase from the prior year adjusted earnings per diluted share of $2.14. The increase was driven by higher operating profit, partially offset by increased interest expense.
EBITDA in the first quarter was $197 million, or 31% of sales, compared to prior year EBITDA of $181 million, or 30% of sales. The 9% increase in EBITDA was a result of higher operating profit, driven by improved gross margins year-over-year.

Commenting on the Company’s fiscal 2024 first quarter results, Nordson President and Chief Executive Officer Sundaram Nagarajan said, “Sales results were in line with our first quarter expectations. The segments delivered a strong operating performance exceeding our first quarter earnings guidance. This is a great example of our entrepreneurial teams using NBS Next to meet the needs of our customers, while also taking strategic actions that position them for future profitable growth. I am particularly pleased with the solid performance of our IPS and MFS segments during the quarter, while ATS continued to manage the ongoing weakness of the electronics end market. The ARAG acquisition integration continued to make steady progress and contributed to our sales and EBITDA margin performance in the quarter.”
First Quarter Segment Results
Industrial Precision Solutions sales of $355 million increased 14% from the prior year, inclusive of an 11% acquisition impact. The organic sales increase of 2% was driven primarily by industrial coatings, polymer processing and nonwovens product lines. Operating profit was $108 million, an increase of $6 million from the prior year. EBITDA in the quarter was $126 million, or 36% of sales, a 16% increase from the prior year first quarter EBITDA of $109 million, or 35% of sales. The year-over-year increase was driven by the ARAG acquisition and higher organic sales and gross profit.
Medical and Fluid Solutions sales of $160 million increased 3% compared to the prior year first quarter. The increase was driven by growth in the medical interventional solutions product lines. Operating profit was $46 million, an increase of $7 million from the prior year. EBITDA in the quarter was $60 million, or 37% of sales, a 13% increase from the prior year first quarter EBITDA of $53 million, or 34% of sales. The increase in EBITDA was driven by both higher sales and improved gross margins.
Advanced Technology Solutions sales of $119 million decreased 18% compared to the prior year first quarter. The organic sales decrease was driven by weakness across the segment, primarily electronics dispense products serving semiconductor end markets. Operating profit was $19 million, an increase of $2 million from the prior year amount, which included acquisition-related expenses for the CyberOptics acquisition. EBITDA in the quarter was $22 million, or 19% of sales, a 28% decrease from the prior year first quarter EBITDA of $31 million, or 21% of sales. The decrease was driven by lower sales.
Outlook
The Company is entering the second quarter of fiscal 2024 with approximately $750 million in backlog, which continues to normalize and remain concentrated in systems businesses. Based on current visibility and order entry trends, the Company is narrowing its previously issued full-year revenue growth to 4% to 7% over record fiscal 2023 and adjusted earnings per diluted share to the range of $10.00 to $10.50 per diluted share. Second quarter fiscal 2024 sales are forecasted in the range of $645 to $670 million with adjusted earnings in the range of $2.20 to $2.35 per diluted share.

As previously announced, the Company’s definition of adjusted earnings now excludes acquisition related amortization for both current and historical periods. It is not possible for the Company to identify the amount or significance of future adjustments associated with acquisition and integration costs, restructuring costs, acquisition-related amortization, certain non-operating or income tax items, or other non-routine costs that the Company adjusts in the presentation of adjusted earnings guidance. These items are dependent on future events that are not reasonably estimable at this time. Accordingly, the Company is unable to reconcile without unreasonable effort the forecasted range of adjusted earnings guidance to a comparable GAAP range.
Nordson management will provide additional commentary on these results and outlook during its previously announced webcast on Thursday, February 22, 2024, at 8:30 a.m. eastern time, which can be accessed at https://investors.nordson.com. For persons unable to listen to the live broadcast, a replay will be available for 14 days after the event. Information about Nordson’s investor relations and shareholder services is available from Lara Mahoney, vice president, investor relations and corporate communications at (440) 204-9985 or lara.mahoney@nordson.com.

Certain statements contained in this release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by terminology such as “may,” “will,” “should,” “could,” “expects,” “anticipates,” “believes,” “projects,” “forecasts,” “outlook,” “guidance,” “continue,” “target,” or the negative of these terms or comparable terminology. These statements reflect management’s current expectations and involve a number of risks and uncertainties. These risks and uncertainties include, but are not limited to, U.S. and international economic conditions; financial and market conditions; currency exchange rates and devaluations; possible acquisitions, including the Company’s ability to successfully integrate acquisitions; the Company’s ability to successfully divest or dispose of businesses that are deemed not to fit with its strategic plan; the effects of changes in U.S. trade policy and trade agreements; the effects of changes in tax law; and the possible effects of events beyond our control, such as political unrest, including the conflict between Russia and Ukraine, acts of terror, natural disasters and pandemics, including the recent coronavirus (COVID-19) pandemic and the other factors discussed in Item 1A (Risk Factors) in the Company’s most recently filed Annual Report on Form 10-K and in its Forms 10-Q filed with the Securities and Exchange Commission, which should be reviewed carefully. The Company undertakes no obligation to update or revise any forward-looking statement in this press release.

Nordson Corporation is an innovative precision technology company that leverages a scalable growth framework through an entrepreneurial, division-led organization to deliver top tier growth with leading margins and returns. The Company’s direct sales model and applications expertise serves global customers through a wide variety of critical applications. Its diverse end market exposure includes consumer non-durable, medical, electronics and industrial end markets. Founded in 1954 and headquartered in Westlake, Ohio, the Company has operations and support offices in over 35 countries. Visit Nordson on the web at www.nordson.com, linkedin/Nordson, or www.facebook.com/nordson.

NORDSON CORPORATION
CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
(Dollars in thousands except for per-share amounts)

	Three Months Ended
	January 31, 2024	January 31, 2023
Sales	$633,193	$610,477
Cost of sales	284,766	281,610
Gross profit	348,427	328,867
Gross margin %	55.0%	53.9%

Selling & administrative expenses	188,992	184,648
Operating profit	159,435	144,219

Interest expense - net	(20,398)	(9,943)
Other expense - net	(338)	(3,196)
Income before income taxes	138,699	131,080

Income taxes	29,127	26,819

Net income	$109,572	$104,261

Weighted-average common shares outstanding:
Basic	57,064	57,170
Diluted	57,555	57,762

Earnings per share:
Basic earnings	$1.92	$1.82
Diluted earnings	$1.90	$1.81

NORDSON CORPORATION
CONSOLIDATED BALANCE SHEETS (Unaudited)
(Dollars in thousands)

	January 31, 2024	October 31, 2023
Cash and cash equivalents	$136,201	$115,679
Receivables - net	537,702	590,886
Inventories - net	451,217	454,775
Other current assets	82,992	67,970
Total current assets	1,208,112	1,229,310

Property, plant and equipment - net	394,467	392,846
Goodwill	2,805,086	2,784,201
Other assets	839,412	845,413
	$5,247,077	$5,251,770

Notes payable and debt due within one year	$116,585	$115,662
Accounts payable and accrued liabilities	435,095	466,427
Total current liabilities	551,680	582,089

Long-term debt	1,513,871	1,621,394
Other liabilities	457,559	450,227
Total shareholders' equity	2,723,967	2,598,060
	$5,247,077	$5,251,770

NORDSON CORPORATION
CONSOLIDATED STATEMENT OF CASH FLOWS (Unaudited)
(Dollars in thousands)

	Three Months Ended
	January 31, 2024	January 31, 2023
Cash flows from operating activities:
Net income	$109,572	$104,261
Depreciation and amortization	33,544	26,434
Other non-cash items	6,552	6,224
Changes in working capital	14,614	(58,371)
Other	8,074	44,789
Net cash provided by operating activities	172,356	123,337

Cash flows from investing activities:
Additions to property, plant and equipment	(7,530)	(9,302)
Acquisition of businesses, net of cash acquired	—	(377,843)
Other - net	1,805	9
Net cash used in investing activities	(5,725)	(387,136)

Cash flows from financing activities:
Issuance (repayment) of long-term debt	(107,195)	252,278
Repayment of finance lease obligations	(1,488)	(1,318)
Dividends paid	(38,855)	(37,199)
Issuance of common shares	14,418	8,807
Purchase of treasury shares	(7,371)	(6,875)
Net cash provided (used) in financing activities	(140,491)	215,693

Effect of exchange rate change on cash:	(5,618)	6,643
Net change in cash and cash equivalents	20,522	(41,463)

Cash and cash equivalents:
Beginning of period	115,679	163,457
End of period	$136,201	$121,994

NORDSON CORPORATION
SALES BY GEOGRAPHIC SEGMENT (Unaudited)
(Dollars in thousands)

	Three Months Ended		Sales Variance
	January 31, 2024	January 31, 2023	Organic	Acquisitions	Currency	Total
SALES BY SEGMENT
Industrial Precision Solutions	$354,547	$311,546	2.3%	10.6%	0.9%	13.8%
Medical and Fluid Solutions	159,526	154,287	3.1%	—%	0.3%	3.4%
Advanced Technology Solutions	119,120	144,644	(17.6)%	—%	—%	(17.6)%
Total sales	$633,193	$610,477	(2.2)%	5.4%	0.5%	3.7%

SALES BY GEOGRAPHIC REGION
Americas	$274,012	$264,878	(0.3)%	3.1%	0.6%	3.4%
Europe	179,310	162,939	(7.0)%	14.2%	2.8%	10.0%
Asia Pacific	179,871	182,660	(0.5)%	0.7%	(1.7)%	(1.5)%
Total sales	$633,193	$610,477	(2.2)%	5.4%	0.5%	3.7%

NORDSON CORPORATION
RECONCILIATION OF NON-GAAP MEASURES - NET INCOME TO EBITDA (Unaudited)
(Dollars in thousands)

	Three Months Ended
	January 31, 2024	January 31, 2023
Net income	$109,572	$104,261
Income taxes	29,127	26,819
Interest expense - net	20,398	9,943
Other expense - net	338	3,196
Depreciation and amortization	33,544	26,434
Inventory step-up amortization (1)	2,944	4,306
Acquisition-related costs (1)	597	5,989
EBITDA (non-GAAP) (2)	$196,520	$180,948
(1) Represents fees, severance and non-cash inventory charges associated with acquisitions.
(2) EBITDA is a non-GAAP measure used by management to evaluate the Company's ongoing operations. EBITDA is defined as operating profit plus certain adjustments, such as severance, fees and non-cash inventory charges associated with acquisitions, plus depreciation and amortization.

NORDSON CORPORATION
RECONCILIATION OF NON-GAAP MEASURES - EBITDA (Unaudited)
(Dollars in thousands)

	Three Months Ended
	January 31, 2024		January 31, 2023
SALES BY SEGMENT
Industrial Precision Solutions	$354,547		$311,546
Medical and Fluid Solutions	159,526		154,287
Advanced Technology Solutions	119,120		144,644
Total sales	$633,193		$610,477

OPERATING PROFIT
Industrial Precision Solutions	$108,364		$102,319
Medical and Fluid Solutions	46,100		39,384
Advanced Technology Solutions	19,038		16,963
Corporate	(14,067)		(14,447)
Total operating profit	$159,435		$144,219

OPERATING PROFIT ADJUSTMENTS (1)
Industrial Precision Solutions	$3,541		$—
Advanced Technology Solutions	—		10,295
Total adjustments	$3,541		$10,295

DEPRECIATION & AMORTIZATION
Industrial Precision Solutions	$14,380		$6,845
Medical and Fluid Solutions	13,705		13,625
Advanced Technology Solutions	3,441		3,812
Corporate	2,018		2,152
Total depreciation & amortization	$33,544		$26,434

EBITDA (NON-GAAP) (2)
Industrial Precision Solutions	$126,285	36%	$109,164	35%
Medical and Fluid Solutions	59,805	37%	53,009	34%
Advanced Technology Solutions	22,479	19%	31,070	21%
Corporate	(12,049)		(12,295)
Total EBITDA	$196,520	31%	$180,948	30%

(1) Represents fees, severance and non-cash inventory charges associated with acquisitions.
(2) EBITDA is a non-GAAP measure used by management to evaluate the Company's ongoing operations. EBITDA is defined as operating profit plus certain adjustments, such as severance, fees and non-cash inventory charges associated with acquisitions, plus depreciation and amortization.

NORDSON CORPORATION
RECONCILIATION OF NON-GAAP MEASURES - ADJUSTED NET INCOME AND EARNINGS PER SHARE (Unaudited)
(Dollars in thousands)

	Three Months Ended
	January 31, 2024	January 31, 2023
GAAP AS REPORTED
Operating profit	$159,435	$144,219
Other / interest expense - net	(20,736)	(13,139)
Net income	109,572	104,261
Diluted earnings per share	$1.90	$1.81

Shares outstanding - diluted	57,555	57,762

OPERATING PROFIT ADJUSTMENTS
Inventory step-up amortization	$2,944	$4,306
Acquisition-related costs	597	5,989

ACQUISITION AMORTIZATION OF INTANGIBLES	$19,387	$13,872

Total adjustments	$22,928	$24,167

Adjustments net of tax	$18,113	$19,223
EPS effect of adjustments and other discrete tax items	$0.31	$0.33

NON-GAAP MEASURES-ADJUSTED NET INCOME AND ADJUSTED EARNINGS PER SHARE
Adjusted Net income (1)	$127,685	$123,484
Adjusted Diluted earnings per share (2)	$2.21	$2.14
(1) Adjusted net income is a non-GAAP measure defined as net income plus tax effected adjustments and other discrete tax items.
(2) Adjusted earnings per share is a non-GAAP measure defined as GAAP EPS adjusted for tax effected adjustments and other discrete tax items.

Management uses certain non-GAAP measures, such as adjusted net income, adjusted EPS and EBITDA, internally to make strategic decisions, forecast future results, and evaluate the Company's current performance. Given management's use of these non-GAAP measures, the Company believes these measures are important to investors in understanding the Company's current and future operating results as seen through the eyes of management. In addition, management believes these non-GAAP measures are useful to investors in enabling them to better assess changes in the Company's core business across different time periods. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures to other companies' non-GAAP financial measures, even if they have similar names. Amounts may not add due to rounding.
Contact
Lara Mahoney
Vice President,
Investor Relations & Corporate Communications
440.204.9985
Lara.Mahoney@nordson.com